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[WARNER CHILCOTT LETTERHEAD]

                                                                    NEWS RELEASE


Dublin, Ireland                                                      May 4, 2000
Rockaway, NJ

                GALEN HOLDINGS PLC TO ACQUIRE WARNER CHILCOTT PLC
                             NASDAQ LISTING OF GALEN
    BUILDING AN INTERNATIONAL SPECIALTY PHARMACEUTICAL PRODUCTS AND SERVICES
                                    BUSINESS

May 4, 2000...The Boards of Warner Chilcott (Nasdaq:WCRX) and Galen (LSE:GAL) announce today that they have entered into an agreement (the "Transaction Agreement") under which Warner Chilcott will become a wholly owned subsidiary of Galen. The acquisition is to be effected by way of a scheme of arrangement to be proposed to Warner Chilcott shareholders (the "Scheme"). The Scheme is subject to sanction by the High Court of Ireland.

Under the Transaction Agreement, Galen proposes to issue 2.5 new Galen shares for each Warner Chilcott share (equivalent to 2.5 Galen shares for each Warner Chilcott ADS) pursuant to the terms of the Scheme. The proposed acquisition of Warner Chilcott in consideration for new Galen shares (the "Transaction") is expected to be tax free to Warner Chilcott's US, UK and Republic of Ireland shareholders and ADS holders.


Galen will seek the listing of the new Galen shares on Nasdaq in American Depositary Share ("ADS") form.


Based on the closing mid-market price per Galen share of 612.5p ($9.58) on May 3, 2000, the terms of the Transaction value each Warner Chilcott share at $23.94 (1,531.3p) and the total current issued share capital of Warner Chilcott at approximately $296.5 million ((pound sterling) 189.6 million) (or $406.3 million ((pound sterling) 259.9 million) on a fully diluted basis). The terms of the Transaction represent a premium of 33.0 % over the closing price of $18.00 per Warner Chilcott ADS on Nasdaq on May 3, 2000 and a premium of 57.0 % over the average closing price of a Warner Chilcott ADS for the last 30 business days ended 3rd May, 2000.


The scheme will require the approval of Warner Chilcott shareholders. Due to the size of the Transaction, Galen will seek the approval of its shareholders at an EGM. Subject to appropriate regulatory clearances in the US, Republic of Ireland and UK, it is currently the intention of Warner Chilcott and Galen to send the relevant documentation to their respective shareholders in July 2000. The Scheme is currently expected to become effective and the Transaction to complete by the end of August 2000.

Credit Suisse First Boston served as financial adviser to Warner Chilcott in this transaction and Merrill Lynch served as financial adviser to Galen. Hoare Govett Limited are sole UK and European broker to Galen, Goodbody Stockbrokers are broker to Galen in Ireland and Merrill Lynch are broker to Galen in the US.
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Merger Will Create a Fully Integrated, International Pharmaceutical Company

The Transaction will create a significant international specialty pharmaceutical products and services group with combined pro forma revenues of $233.2 million ((pound sterling) 143.1 million), with a sales force of approximately 260 servicing the US and approximately 65 servicing the UK and Ireland. Based on the closing mid-market price per Galen share of (pound sterling) 612.5p ($9.58) on May 3, 2000, the pro forma combined market capitalization of the combined group would be approximately $1.5 billion ((pound sterling) 969.1 million).

Major benefits of the combination include:

     - Strengthened women's healthcare portfolio. The combined entity will benefit from the combination of Galen's pipeline of proprietary women's healthcare products and Warner Chilcott's women's healthcare focused sales and marketing organization in the US. In particular, the transaction will enable Galen both to commercialize its intravaginal ring drug delivery system ("IVR"), and, by retaining the distribution margin, to achieve a greater economic stake in any future success of products using the IVR platform technology. The strength of Warner Chilcott's US sales and marketing organization will be improved by Galen's pipeline of proprietary products, enhanced product development capability and current GMP (good manufacturing practice) manufacturing capacity.

     - Greater opportunities for growth and acquisitions. With its greater scale and profitability, the combined entity expects to pursue acquisitions both in the UK and the US as well as to seek selective in-licensing opportunities from the pharmaceutical industry.

     - An international management team with extensive pharmaceutical expertise. The executive management of the combined entity, which will be continue to be called Galen Holdings PLC, will consist of two members each from Galen and Warner Chilcott. Dr. John King will be Chairman of the Board, Roger Boissonneault will be Chief Executive Officer, Geoffrey Elliott will be Chief Financial Officer and Paul Herendeen will be Executive Vice President and Director of Business Development. All four executives will serve on the Board of Directors.

     - Increased investor profile and enhanced liquidity. The combined entity will have listings in London, Dublin and Nasdaq and will offer investors an opportunity to invest in a larger company with a growing international presence and geographical reach.

Commenting, Roger Boissonneault, President and Chief Operating Officer of Warner Chilcott, said:

"The most exciting element of this transaction is the opportunity to combine the complementary strengths of our management teams. With the scale to be competitive in segments of both the UK and the US markets we will have access to a broad range of initiatives and the strength to capitalize on those we choose to pursue. Warner Chilcott's Board of Directors is unanimous in its support for the Offer and believes that it is in the best interests of Warner Chilcott shareholders, customers and employees. Our entire senior management team is looking forward to developing the business as a combined entity."

Commenting on the Offer, Dr. John King, Chief Executive Officer of Galen, said:

"This transaction is a major step in internationalizing the Galen business and provides Galen with immediate product marketing and distribution strength in the US, the world's largest pharmaceutical market. The combination will allow us to geographically expand the distribution of our women's healthcare portfolio, including our IVR product, within Galen without having to give away value from out-licensing deals. The enlarged group will have a larger therapeutic and geographic base with significant combined sales forces in the US, UK and Ireland providing a strong platform to take the enlarged business forward."
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Galen Holdings, PLC

Galen is an integrated pharmaceutical company, based in Northern Ireland. The company was founded in 1968 and was listed on the London Stock Exchange in 1997. Galen develops and manufactures branded prescription pharmaceutical products, which are promoted by its 65 person sales and marketing organisation in the United Kingdom and Ireland. Galen's Ethical Pharmaceutical Services division supplies and distributes clinical trial materials internationally, operates a drug reconciliation business and uses computer-based interactive voice response systems to permit the more efficient management of the clinical trial process. The Services division also provides a 'bench-to-pilot-scale' specialist chemical synthesis service for the research-based pharmaceutical industry through its SynGal and QuChem units. In 1997, Galen opened its first pharmaceutical services facility in the United States to meet the needs of a global marketplace.

Galen's research and development activity focuses on the development of proprietary drug delivery applications and technologies. Galen has a solid pipeline of proprietary products in development for the women's healthcare market including an intravaginal ring drug delivery system (IVR) that is designed to deliver a consistent dose of a wide range of medicines over extended periods of time.

The company has lodged its first marketing authorization application in the UK, for the estradiol-based IVR for hormone replacement therapy (HRT), and anticipates the UK launch of the product during the second half of 2000, with the European launch expected to follow in late 2001. Galen is also targeting a US NDA application for late 2000. A phase III trial for the estradiol/progestin IVR for continuous combined HRT is planned for the current financial year, with anticipated marketing authorization applications in the US and UK during 2002, with Europe one year later. Galen has also developed proprietary topical drug delivery technology based on the improved skin penetrating properties of eutectic mixtures of pharmacologically active agents.

Galen has an impressive track record of profitable growth generated both organically and through acquisition. Since 1995 revenues have nearly tripled from (pound sterling) 23.3 million to (pound sterling) 67.0 million ($36.9 million to $109.2 million) while profit before taxation and exceptional items increased five-fold from (pound sterling) 3.6 million to (pound sterling) 18.4 million ($5.7 million to $30.0 million).

Warner Chilcott, PLC

Warner Chilcott develops and markets branded prescription pharmaceutical products in the United States, primarily focused on the women's health therapeutic category. The company was formed in 1992 and its shares became publicly traded in ADS form on Nasdaq in 1997. Through its national US sales force of approximately 260 representatives, Warner Chilcott markets branded pharmaceutical products directly to physician specialists across the US, particularly obstetrician/gynecologists and urologists. The Company's principal offices are in Dublin, Ireland and Rockaway, New Jersey. On February 15, 2000, Warner Chilcott acquired three women's healthcare products from Bristol-Myers Squibb for a total consideration of $175.1 million. The acquired brands, which generated nearly $50 million in revenues during 1999, are Estrace(R) vaginal cream, an estrogen replacement therapy product, and two oral contraceptives, Ovcon(R) 35 and Ovcon(R) 50.

On a pro forma basis after giving effect to the recent acquisition of the three branded pharmaceutical products from Bristol-Myers Squibb and the financing thereof, Warner Chilcott would have had, on a US GAAP basis, total revenues and income before taxes for the twelve months ended December 31, 1999 of $124.0 million ((pound sterling) 76.1 million) and $4.8 million ((pound sterling) 3.0 million), respectively and would have had net assets as at December 31, 1999 of $98.3 million ((pound sterling) 60.3 million).
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Recommendations

The Directors of Warner Chilcott, who have been so advised by CSFB, consider the Transaction to be fair to Warner Chilcott shareholders from a financial point of view. In providing advice to the Directors, CSFB has taken into account the commercial assessments of the Directors. The Directors of Warner Chilcott intend unanimously to recommend Warner Chilcott shareholders to vote in favor of the resolutions necessary to implement the Scheme and related transactions.

The Directors of Galen, who have been advised by Merrill Lynch, Galen's financial adviser, consider the terms of the Transaction to be fair and reasonable. In providing its advice, Merrill Lynch has relied on the Directors' commercial assessments. Additionally, the Directors believe the transaction to be in the best interests of the Shareholders as a whole and, accordingly, unanimously recommend Shareholders to vote in favour of the resolution(s) to be proposed at the extraordinary general meeting of Galen, as they intend to do in respect of their own beneficial holdings of, in aggregate, 68.0 million Galen Shares, representing approximately 53.4 per cent of Galen's existing issued share capital. Dr. Allen McClay, Dr. John King and Geoffrey Elliott, whose aggregate interests represent 53.1 per cent of the Galen shares in issue, have given indicative undertakings to Warner Chilcott that they will vote in favour of the resolution to be proposed to approve the Transaction.

Investors and security holders are advised to read the proxy statement and such other documents that may be distributed by Galen and Warner Chilcott ("Shareholder Documentation") regarding the business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. The Shareholder Documentation will be filed with the Securities and Exchange Commission by Galen and Warner Chilcott. Investors and security holders may obtain free copies of the Shareholder Documentation (when available) and other documents filed by Galen and Warner Chilcott with the Commission at the Commission's web site at www.sec.gov. The Shareholder Documentation and such other documents may also be obtained for free from Warner Chilcott by directing such requests to: Warner Chilcott PLC, 100 Enterprise Drive, Suite 280, Rockaway, New Jersey 07866, USA, Attention:
Investor Relations, telephone: +1 973 442 3200, e-mail: cst@wclabs.com or from Galen by directing such requests to: Galen Holdings PLC, Seagoe Industrial Estate, Craigavon, Northern Ireland, BT63 5UA, Attention: Investor Relations, telephone: +44 28 3833 4974, e-mail: info@galenplc.co.uk.

Warner Chilcott and its officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Warner Chilcott with respect to the transactions contemplated by the Transaction Agreement. Information regarding such officers and directors is included in Warner Chilcott's proxy Statement for its 2000 Annual Meeting of Shareholders filed with the Commission on April 13, 2000 and its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the commission on March 16, 2000. These documents are available free of charge at the Commission's web site at http://www.sec.gov and from Warner Chilcott at the address set forth above.

The securities offered will not be or have not been registered under the US Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements.

This press release contains forward-looking statements which are based on assumptions and external factors, including assumptions relating to, but not limited to, the compatibility of the combined businesses, regulatory action, product pricing, competitive market conditions, unaudited financial data, new product development and other risks or uncertainties detailed from time to time in filings with the Securities and Exchange Commission. These forward-looking statements represent the companies' judgment as of the date of this release and any changes in the assumptions or external factors could produce significantly different results.
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Contacts:


WARNER CHILCOTT                              GALEN
Diane M. Cady                                John King
Sr. Vice President, Investor Relations       Geoffrey Elliott
Telephone: (973) 442-3327 or (800) 521-8813  Telephone: +44 207 628 1000 (today only)
                                             Telephone: +44 28 33 4974
                                                  (thereafter)

CSFB                                         MERRILL LYNCH
Financial adviser                            Financial adviser and sponsor
Stephanie Leouzon/Magnus Scaddan             Mark Preston/Michael Frost/Martin
Telephone: +44 207 888 8888                       Brass
                                             Telephone: +44 207 628 1000

                                             MERRILL LYNCH
                                             Sole US Broker
                                             Peter Moorhouse/Wayland Austin
                                             Telephone: +44 207 772-1000

                                             HOARE GOVETT LIMITED
                                             Sole UK and European broker
                                             Andrew Chapman/Jim Wight
                                             Telephone: +44 207 678 8000

                                             GALEN FINANCIAL DYNAMICS
                                             Andrew Dowler/Sophie Pender-Cudlip
                                             Telephone: +44 207 831 3113